Exhibit 10.34

AMENDMENT NO.1 TO BINDING JOINT VENTURE AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the BINDING JOINT VENTURE AGREEMENT (the “Agreement”) originally entered into as of November 24, 2018, by and between Amarantus Bioscience Holdings, Inc. (“Amarantus”) and Todos Medical, Ltd., an Israel corporation (“Todos” or the “Company”) is made effective as of July __, 2020. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

WITNESSETH:

WHEREAS, Amarantus and the Company entered into the Agreement; and

WHEREAS, the parties now desire to amend the Agreement;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Exhibit A, Section IX of the Agreement shall be deleted in its entirety and replaced with the following:

“The Company will issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for 80.1% of the equity interest in the Binding Joint Venture.

In addition, Amarantus will receive a 10% royalty on LymPro IP subject to Company board approval.

Company will exercise best efforts and diligence in developing and commercializing LymPro and in undertaking investigations and actions required to obtain regulatory approvals necessary to market LymPro. In the event the Company fails to use best efforts and due diligence as required hereunder, then Amarantus may, in its sole discretion, (a) terminate the LymPro license or (b) convert the license from exclusive to non-exclusive.

In addition, AMBS shall be entitled to appoint one director to the Company’s Board of Directors and be paid an aggregate $150,000 over the next 12 months at the rate of $12,500 per month.”

2. (A) This Amendment shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

(C) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Amendment may be executed by facsimile signature or by other electronic means, which shall be accepted as if they were original signatures.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date stated above.

Todos Medical, Ltd.		Amarantus bioscience holdings, inc.

By:		By:
Name:	Daniel Hirsch	Name:
Title:	CFO	Title:

[Signature Page to Amendment No. 1 to Consulting Agreement]